UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N86 W12500 Westbrook Crossing

Menomonee Falls, Wisconsin 53051

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (262) 293-1500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 10, 2012, Actuant Corporation (the “Company”) issued a press release to announce that it has commenced an offer to exchange $300,000,000 principal amount of 5.625% Senior Notes due 2022, which are registered under the Securities Act of 1933 (the “new notes”), for $300,000,000 principal amount of outstanding 5.625% Senior Notes due 2022, which have not been registered under the Securities Act of 1933 (the “old notes”).

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes will have been registered under the Securities Act of 1933, will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes and will bear a different CUSIP number from the old notes. The Company will not receive any proceeds from the exchange offer.

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated August 10, 2012, and the related letter of transmittal. The exchange offer will be open for acceptance until 11:59 p.m., Eastern Time, on Friday, September 7, 2012, unless extended. Persons with questions regarding the exchange offer should contact the exchange agent, U.S. Bank National Association, toll-free at (800) 934-6802.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Actuant Corporation dated August 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: August 10, 2012	/s/ Andrew G. Lampereur
	Name:	Andrew G. Lampereur
	Title:	Executive Vice President and Chief Financial Officer